UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2022

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fifth Avenue, 3rd Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.
On May 12, 2022, Compass, Inc. (“Compass” or the “Company”) issued a press release (the “Press Release”) and will hold a conference call announcing its financial results for the quarter ended March 31, 2022. A copy of the Press Release is furnished as Exhibits 99.1 to this Current Report on Form 8-K.
The information furnished with this Item 2.02, including Exhibits 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Compass is making reference to non-GAAP financial information in the Press Release and the conference call. A reconciliation of GAAP to non-GAAP results is provided in the Press Release, as attached to this Current Report on Form 8-K.
The Company uses its Investor Relations website (https://investors.compass.com/overview/default.aspx), its Twitter feed (@Compass), Facebook page, LinkedIn page, Instagram account and YouTube channel, as well as Robert Reffkin’s Twitter feed (@RobReffkin) and Instagram account (@robreffkin), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On May 10, 2022, Kristen Ankerbrandt, the Company’s Chief Financial Officer, notified the Board of Directors of her intention to resign her employment with the Company effective the earlier of (i) September 2, 2022 or (ii) the date her successor commences serving in the role (the “Separation Date”). In order to facilitate a smooth transition of her responsibilities, Ms. Ankerbrandt has agreed to remain a consultant to the Company from her Separation Date through December 31, 2022.

In connection with this transition, Ms. Ankerbrandt and the Company have reached an agreement with respect to certain terms of her resignation and consulting services. As consideration for Ms. Ankerbrandt’s continued service through the Separation Date, in addition to continuing to receive her current compensation, she will be entitled to receive a $1 million lump sum cash payment within 30 days after her Separation Date. She will also be entitled to accelerated vesting of her unvested equity awards that would vest within one year following the Separation Date, and she will have four years from the Separation Date to exercise her vested stock options, which will be extended by one additional month for each month of her consultancy. The agreement will provide for other customary terms, including that the payments and benefits above are subject to Ms. Ankerbrandt signing and not rescinding one or more releases in favor of the Company, the parties’ agreement to a mutual non-disparagement provision and Ms. Ankerbrandt’s continued compliance with certain post-employment restrictive covenants. During the consulting period, Ms. Ankerbrandt will be paid $1,000 per month.

Appointment of Chief Operating Officer

On May 10, 2022, Greg Hart was appointed as the Chief Operating Officer, effective immediately. Mr. Hart, age 52, most recently served as the Company’s Chief Product Officer, a position he has held since April 2020. Additional biographical information about Mr. Hart is included in, and incorporated herein by reference from, the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 15, 2022.

On May 12, 2022, the Company issued a press release announcing management changes described above. A copy of the press release is being furnished as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated May 12, 2022, related to earnings.

99.2	Press Release, dated May 12, 2022, related to management changes.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: May 12, 2022	By:	/s/ Kristen Ankerbrandt
Kristen Ankerbrandt
Chief Financial Officer